EXHIBIT 32.2

CERTIFICATION OF

THOMAS E. KIRALY

PURSUANT TO 18 U.S.C. § 1350

I, Thomas E. Kiraly, of Concentra Operating Corporation (the “Company”), hereby certify that the accompanying report on Form 10-Q for the quarterly period ended June 30, 2005, and filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

I further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 9, 2005

/s/ THOMAS E. KIRALY
Thomas E. Kiraly
Executive Vice President,
Chief Financial Officer and Treasurer